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As filed with the Securities and Exchange Commission on August 22, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QRS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	68-0102251 (IRS Employer Identification No.)
1400 MARINA WAY SOUTH RICHMOND, CALIFORNIA (Address of principal executive offices)	94804 (Zip Code)

QRS CORPORATION
1993 STOCK OPTION/STOCK ISSUANCE PLAN
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

JOHN S. SIMON
CHIEF EXECUTIVE OFFICER
QRS CORPORATION
1400 MARINA WAY SOUTH
RICHMOND, CALIFORNIA 94804
(Name and address of agent for service)

(510) 215-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

QRS CORPORATION 1993 STOCK OPTION/STOCK ISSUANCE PLAN
Common Stock, $0.001 par value	750,000 Shares	$15.16	$11,370,000.00	$2,842.50

EMPLOYEE STOCK PURCHASE PLAN
Common Stock, $0.001 par value	200,000 Shares	$15.16	$3,032,000.00	$758.00

TOTAL	950,000 Shares		Aggregate Registration Fee	$3,600.50

(1)
This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Registrant's 1993 Stock Option/Stock Issuance Plan or Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on August 20, 2001 as reported by the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

    QRS Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on April 2, 2001;

  (b)
  The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001, filed with the Commission on May 15, 2001 and August 14, 2001, respectively;

  (c)
  The Registrant's Current Report on Form 8-K for the period ended February 9, 2001 filed with the Commission on February 15, 2001; and

  (d)
  The Registrant's Registration Statement No. 000-21958 on Form 8-A, filed with the SEC on June 18, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel

    Not Applicable.

Item 6.  Indemnification of Directors and Officers

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation

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may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

    In accordance with the Delaware Law, the Registrant's certificate of incorporation limits the liability of its directors to the maximum extent permitted by law. Under Delaware law, the Registrant's directors will not be personally liable for monetary damages, except for liability relating to (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of dividends or unlawful stock purchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derived an improper personal benefit.

    The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. The Registrant's Bylaws also permit it to obtain insurance on behalf of an officer, director, or employee for liability arising out of his or her actions in such capacity. The Registrant currently has obtained such insurance on behalf of its directors and officers.

    The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification to which they are entitled under the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.  Exemption from Registration Claimed

    Not Applicable.

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Item 8.  Exhibits

Exhibit Number		Exhibit
4		Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-21958 on Form 8-A, as amended, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5		Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Deloitte & Touche LLP.
23.3		Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
99.1	*	QRS Corporation 1993 Stock Option/Stock Issuance Plan (as amended and restated through March 1, 2001).
99.2	*	QRS Corporation Employee Stock Purchase Plan (as amended and restated through March 1, 2001).

*
Exhibits 99.1 and 99.2 are incorporated herein by reference to Appendices B and C, respectively, to Registrant's Definitive Proxy Satement on Schedule 14A filed with the Commission on April 13, 2001 for the Annual Meeting of Stockholders on May 10, 2001.

Item 9.  Undertakings

    A.  The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the QRS Corporation 1993 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan.

    B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is,

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therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 22nd day of August, 2001.

QRS CORPORATION
By:	/s/ JOHN S. SIMON John S. Simon Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

    That the undersigned officers and directors of QRS Corporation, a Delaware corporation, do hereby constitute and appoint John S. Simon, Chief Executive Officer and Samuel Hedgpeth, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN S. SIMON John S. Simon	Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2001
/s/ SAMUEL HEDGPETH Samuel Hedgpeth	Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2001
/s/ PETER R. JOHNSON Peter R. Johnson	Chairman of the Board of Directors	August 22, 2001
/s/ TANIA AMOCHAEV Tania Amochaev	Director	August 22, 2001
/s/ DAVID A. COLE David A. Cole	Director	August 22, 2001

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/s/ JOHN P. DOUGALL John P. Dougall	Director	August 22, 2001
/s/ PHILIP SCHLEIN Philip Schlein	Director	August 22, 2001
/s/ GAREN K. STAGLIN Garen K. Staglin	Director	August 22, 2001
/s/ GARTH SALONER Garth Saloner	Director	August 22, 2001

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO FORM S-8

UNDER

SECURITIES ACT OF 1933

QRS CORPORATION

EXHIBIT INDEX

Exhibit Number		Exhibit
4		Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-21958 on Form 8-A, as amended, together with the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
5		Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1		Consent of PricewaterhouseCoopers LLP.
23.2		Consent of Deloitte & Touche LLP.
23.3		Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
99.1	*	QRS Corporation 1993 Stock Option/Stock Issuance Plan (as amended and restated through March 1, 2001).
99.2	*	QRS Corporation Employee Stock Purchase Plan (as amended and restated through March 1, 2001).

*
Exhibits 99.1 and 99.2 are incorporated herein by reference to Appendices B and C, respectively, to Registrant's Definitive Proxy Satement on Schedule 14A filed with the Commission on April 13, 2001 for the Annual Meeting of Stockholders on May 10, 2001.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX